UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2017 (August 20, 2017)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2017, David A. Young resigned, effective as of August 16, 2017, from his positions as the Chief Executive Officer and as a director of Global Medical REIT Inc., a Maryland corporation (the “Company”). In connection with his resignation, Inter-American Management LLC, the Company’s external Advisor, (the “Advisor”) entered into a Separation Agreement and General Release (the “Separation Agreement”) and will enter into a Consulting Agreement (the “Consulting Agreement”) with Mr. Young.

Pursuant to the Separation Agreement, Mr. Young’s employment with the Advisor will terminate effective September 19, 2017. The Consulting Agreement will commence at that time. Under the Separation Agreement, Mr. Young will receive two months of salary from the Advisor following the termination of his employment and 24,000 of his unvested LTIP units issued pursuant to the Company’s 2016 Equity Incentive Plan will vest immediately, subject to Mr. Young’s non-revocation of the Separation Agreement prior to August 27, 2017, and his compliance with the Separation Agreement. Pursuant to the Consulting Agreement, which will have a one-year term, the Advisor will pay Mr. Young cash fees of $7,500 per month for acquisition and business development consulting services and the Company will pay him a one percent fee for all off-market healthcare facility acquisition opportunities Mr. Young identifies for the Company after the termination of his employment and that the Company consummates during the term of the Consulting Agreement. The Consulting Agreement may be renewed for an additional one year term subject to certain conditions.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, are not complete and are qualified in their entirety by reference to the terms of these agreements filed in such Exhibits.

On August 20, 2017, the board of directors of the Company (the “Board”) appointed Jeffrey Busch, the Company’s President and Chairman, to serve as the new Chief Executive Officer of the Company.

Mr. Busch has been an active investor in the real estate industry since 1985. Since 2013, Mr. Busch has served as President of the Company’s external advisor, Inter-American Management LLC (the “Advisor”). Mr. Busch also has served as a director of the Company since September 2014 and has served as Chairman and President of the Company from August 2015 to the present. Since October 2014, Mr. Busch has served as Chairman of the Board of Directors of American Housing REIT Inc. (f/k/a On Target 360), which is also externally managed by the Advisor. His experience includes developing numerous properties in various asset classes, owning and managing real estate in several states, including rental housing, and a wide variety of commercial real estate. Since 2001, Mr. Busch has also served as President of Safe Blood International Foundation, where he oversees the establishment of medical facilities in 35 developing nations, funded by the CDC and USAID, Exxon Mobil, and the Gates Foundation. Mr. Busch has had presidential appointments in two presidential administrations, one in the Department of Housing and Urban Affairs and the other at the United Nations in Geneva, where he served as a United States delegate. Mr. Busch holds a B.A from New York University in the Stern School of Business, a Masters of Public Administration from New York University, and a J.D. from Emory University.

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Mr. Busch is not related to any other officer or any director of the Company. Since the beginning of the Company’s last fiscal year to the effective date of Mr. Busch’s appointment, Mr. Busch has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant and the amount involved exceeded or exceeds $120,000.

Item 7.01	Regulation FD Disclosure.

On August 21, 2017, the Company issued a press release announcing Mr. Young’s resignation and Mr. Busch’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit related thereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*	Separation Agreement and General Release, dated August 20, 2017
10.2	Form of Consulting Agreement, to be dated September 19, 2017
99.1	Press release dated August 21, 2017

*	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: August 21, 2017

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EXHIBIT INDEX

Exhibit No.	Description
10.1*	Separation Agreement and General Release, dated August 20, 2017
10.2	Form of Consulting Agreement, to be dated September 19, 2017
99.1	Press release dated August 21, 2017

*	Management contract or compensatory plan or arrangement.

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